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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): February 23, 2005

                         NORTH FORK BANCORPORATION, INC.
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               (Exact Name of Registrant as Specified in Charter)


    Delaware                        1-10458                      36-3154608
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(State or Other             Commission File Number)           (I.R.S. Employer
  Jurisdiction                                               Identification No.)
of Incorporation)


                  275 Broadhollow Road Melville, New York 11747
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               (Address of Principal Executive Offices) (Zip Code)


              (Registrant's Telephone Number, Including Area Code)
                                 (631) 844-1004
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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     ITEM 8.01 Other Events
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     North Fork Bancorporation, Inc. issued a press release today (See Exhibit
99.1) announcing that as of yesterday, Tuesday, February 22, 2005, the merging of GreenPoint Bank into North Fork Bank is complete. All ninety-five GreenPoint branches were converted to North Fork Bank systems over the past three day weekend adding nearly 1 million new customers to North Fork Bank. All deposit accounts, cash management clients, retail internet clients, ATM and debit card customers have been converted in the process. "The systems conversion was complete by 8:00 a.m. Sunday morning this past weekend. This combination took place flawlessly with the entire process being seamless to both customer groups. We are delighted with the work our people have accomplished over the past few months and proud of their achievements," said John Adam Kanas, President and CEO. Customers may now use North Fork and GreenPoint branches interchangeably.

     North Fork is a regional bank holding company headquartered in New York with approximately $60 billion in assets conducting commercial and retail banking from 355 branch locations in the Tri-State area with a complementary national mortgage banking business.

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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 23, 2005


NORTH FORK BANCORPORATION, INC.


By:

/S/ Daniel M. Healy
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Daniel M. Healy
Executive Vice President and
Chief Financial Officer

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